Exhibit 99.2

                              [FRONT OF PROXY CARD]

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                        OF GEORGE MASON BANKSHARES, INC.

    The undersigned, a holder of record of shares of common stock, par value $1.11 per share ("George Mason Common Stock"), of George Mason Bankshares, Inc., a Virginia corporation ("George Mason"), hereby appoints Kimberly F. Shrewsbury and James J. Consagra, Jr., or either one of them, the proxy or proxies of the undersigned (with full power to act in the absence of the others, the act of a majority of those present to be controlling, each with full power of substitution) to attend the Special Meeting of George Mason shareholders at 10:00 a.m., on Monday, March 9, 1998, at the Washington Golf and Country Club, located at 3017 North Glebe Road, Arlington, Virginia (and any adjournments, postponements, continuations or reschedulings thereof), at which holders of George Mason Common Stock will be voting on a proposal to approve the Amended and Restated Agreement and Plan of Merger, dated as of December 10, 1997, among George Mason, United Bankshares, Inc. ("United"), and George Mason Holding Company, a wholly owned subsidiary of United ("Merger Sub") (the "Merger Agreement") and the related Plan of Merger, under which Merger Sub will be merged with and into George Mason and George Mason will become a wholly owned subsidiary of United (the "Merger"). If the Merger is consummated, each outstanding share of George Mason Common Stock will be converted into and exchanged for 0.85 of a share of common stock of United, subject to adjustment. Furthermore, holders of George Mason Common Stock will be voting on such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting and to vote as specified in this proxy all the shares of George Mason Common Stock which the undersigned would otherwise be entitled to vote if personally present. The undersigned hereby revokes any previous proxies with respect to the matters covered in this proxy.

    THE BOARD OF DIRECTORS OF GEORGE MASON UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE RELATED PLAN OF MERGER.

    IF RETURNED CARDS ARE SIGNED BUT NOT MARKED, THE UNDERSIGNED WILL BE DEEMED TO HAVE VOTED FOR THE PROPOSAL AND TO HAVE ABSTAINED ON ALL OTHER MATTERS.

                             [REVERSE OF PROXY CARD]

       THE BOARD OF DIRECTORS OF GEORGE MASON UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL SET FORTH BELOW.

       1. APPROVAL OF AN AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, DATED AS OF DECEMBER 10, 1997, AMONG GEORGE MASON, UNITED, AND GEORGE MASON HOLDING COMPANY, A WHOLLY OWNED SUBSIDIARY OF UNITED, AND THE RELATED PLAN OF MERGER, UNDER WHICH GEORGE MASON HOLDING COMPANY WILL BE MERGED WITH AND INTO GEORGE MASON AND GEORGE MASON WILL BECOME A WHOLLY OWNED SUBSIDIARY OF UNITED.

           FOR                      AGAINST                  ABSTAIN
           |_|                        |_|                      |_|

       2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULINGS THEREOF.

Date: _____________________________, 1998                     Please sign your name exactly as it appears
                                                              hereon. When shares of George Mason
                                                              Common Stock are held of record by joint
                                                              tenants, both should sign. When signing as
_________________________________________                     an attorney-in-fact, executor, administrator,
        Signature (Title, if any)                             trustee or guardian, please give full title as
                                                              such. If a corporation, please sign in full
_________________________________________                     corporate name by president or authorized
        Signature (Title, if any)                             officer. If a partnership, please sign in
                                                              partnership name by authorized person.

IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE, PLEASE CONTACT REGAN & ASSOCIATES, INC. AT 1-800-737-3426.

The number of shares shown above and covered by this proxy include, where applicable, shares held in the George Mason Bankshares, Inc. Dividend Reinvestment and Stock Purchase Plan.